EXHIBIT 23(a)
                                                            -------------




   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 1998 included (or incorporated by reference) in Northwestern Public Service Company's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                      ARTHUR ANDERSON LLP


   Minneapolis, Minnesota
   June 30, 1998
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